Exhibit 99.1
FOR IMMEDIATE RELEASE:

TRUEBLUE REPORTS 2013 THIRD QUARTER RESULTS
TACOMA, WA-Oct. 23, 2013--TrueBlue, Inc. (NYSE:TBI) today reported revenue for the third quarter of 2013 of $451 million, an increase of 19 percent compared to revenue of $379 million for the third quarter of 2012. Net income for the quarter was $19.0 million or $0.47 per diluted share, compared to net income of $14.3 million or $0.36 per diluted share for the third quarter of 2012. Excluding non-recurring transaction costs associated with acquisitions, net income per diluted share for the third quarter was $0.48.*

“This quarter’s results reflect the successful execution of our growth strategies, which include blending strong organic growth with acquisitions that increase our share of the blue-collar job market,” TrueBlue CEO Steve Cooper said. “In addition to the mid-single digit organic revenue growth we have achieved so far this year, the acquisitions we closed in 2013 will add approximately $300 million of go-forward annual revenue.”

TrueBlue completed its acquisition of The Work Connection at the beginning of the fourth quarter. The addition of The Work Connection expands the range and reach of TrueBlue’s light industrial staffing business.

“We are encouraged by the strong demand for our services and believe there are opportunities ahead to pursue additional acquisitions that fit our strategies and enhance our ability to serve our customers,” Cooper added.

TrueBlue estimates revenue in the range of $430 million to $440 million and net income per diluted share of $0.30 to $0.35 for the fourth quarter of 2013.

Management will discuss third quarter 2013 results on a conference call at 2 p.m. Pacific Standard Time (5 pm. Eastern Standard Time), today, Wednesday, Oct. 23. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com

* This is a non-GAAP financial measure for which reconciliation is provided along with the financial statements accompanying this release.

About TrueBlue
TrueBlue (NYSE: TBI) is the leading provider of blue-collar staffing and helps over 140,000 businesses be more productive through easy access to dependable temporary labor. TrueBlue provides specialized blue-collar staffing solutions to industries that include construction, manufacturing, transportation, aviation, waste, hospitality, retail, renewable energy and more. Through its Labor Ready, CLP, Spartan Staffing, PlaneTechs, and Centerline service lines, TrueBlue connects approximately 350,000 people to work annually across the U.S., Canada and Puerto Rico. Learn more about TrueBlue at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements.  Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 28, 2012 and in our quarterly reports on Form 10-Q subsequently filed. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	September 27, 2013	September 28, 2012	September 27, 2013	September 28, 2012
Revenue from services	$451,169	$379,467	$1,219,977	$1,044,915
Cost of services	327,641	274,237	897,937	766,914
Gross profit	123,528	105,230	322,040	278,001
Selling, general and administrative expenses	90,767	77,634	268,538	221,243
Depreciation and amortization	4,771	4,660	15,133	14,156
Income from operations	27,990	22,936	38,369	42,602
Interest and other income, net	416	409	1,167	1,086
Income before tax expense	28,406	23,345	39,536	43,688
Income tax expense	9,454	8,998	9,124	17,474
Net income	$18,952	$14,347	$30,412	$26,214

Net income per common share:
Basic	$0.47	$0.36	$0.76	$0.66
Diluted	$0.47	$0.36	$0.75	$0.66
Weighted average shares outstanding:
Basic	40,330	39,516	40,085	39,547
Diluted	40,670	39,858	40,395	39,841

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 27, 2013	December 28, 2012
Assets	(UNAUDITED)
Current assets:
Cash and cash equivalents	$109,544	$129,513
Marketable securities	29,342	—
Accounts receivable, net	213,193	167,292
Other current assets	18,196	20,361
Total current assets	370,275	317,166
Property and equipment, net	55,765	58,171
Restricted cash and investments	138,457	136,259
Other assets, net	134,016	90,147
Total assets	$698,513	$601,743
Liabilities and shareholders’ equity
Current liabilities	$127,373	$113,556
Long-term liabilities	194,304	154,513
Total liabilities	321,677	268,069
Shareholders’ equity	376,836	333,674
Total liabilities and shareholders’ equity	$698,513	$601,743

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	39 Weeks Ended
	September 27, 2013	September 28, 2012
Cash flows from operating activities:
Net income	$30,412	$26,214
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	15,133	14,156
Provision for doubtful accounts	8,785	4,305
Stock-based compensation	6,428	6,268
Deferred income taxes	(1,694)	1,191
Other operating activities	1,213	1,196
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(24,776)	(33,528)
Income taxes	6,580	2,206
Other assets	(4,703)	(592)
Accounts payable and other accrued expenses	(6,728)	(2,906)
Accrued wages and benefits	11,419	8,248
Workers' compensation claims reserve	2,785	5,930
Other liabilities	423	280
Net cash provided by operating activities	45,277	32,968
Cash flows from investing activities:
Capital expenditures	(10,350)	(13,930)
Acquisition of businesses, net of cash acquired	(54,872)	—
Purchases of marketable securities	(35,300)	—
Maturities of marketable securities	205	—
Change in restricted cash and cash equivalents	(1,338)	487
Purchase of restricted investments	(9,175)	(18,153)
Maturities of restricted investments	13,337	14,418
Other	—	(250)
Net cash used in investing activities	(97,493)	(17,428)
Cash flows from financing activities:
Purchases and retirement of common stock	—	(4,386)
Net proceeds from stock option exercises and employee stock purchase plans	8,731	3,806
Common stock repurchases for taxes upon vesting of restricted stock	(2,653)	(2,076)
Proceeds from note payable	34,000	—
Payments on debt and other liabilities	(8,115)	(3,987)
Other	719	764
Net cash provided by (used in) financing activities	32,682	(5,879)
Effect of exchange rates on cash	(435)	369
Net change in cash and cash equivalents	(19,969)	10,030
CASH AND CASH EQUIVALENTS, beginning of period	129,513	109,311
CASH AND CASH EQUIVALENTS, end of period	$109,544	$119,341

TRUEBLUE, INC.
RECONCILATION OF EARNINGS PER SHARE
EXCLUDING NON-RECURRING ACQUISITION COSTS
	13 Weeks Ended
	September 27, 2013	September 28, 2012
Diluted earnings per share as reported	$0.47	$0.36
Non-recurring costs associated with acquisitions	0.01	—
Diluted earnings per share excluding non-recurring costs associated with acquisitions*	$0.48	$0.36
___________
*    This is a non-GAAP financial measure that excludes non-recurring costs associated with acquisitions.